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                                                                     EXHIBIT 11

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
Intercargo Corporation and Subsidiaries
Computation of Net Income Per Common Share


                                                                    1995                  1994              1993
                                                                 ---------------------------------------------------
Primary earnings per common share:

 Average common shares outstanding                                 7,640,981            7,639,646         7,068,651
 Shares assumed to be repurchased under the
  treasury stock method at average market prices
  of $10.321, $9.302 and $13.043, respectively (1)                    22,656               22,096            52,420
                                                                 ---------------------------------------------------

            Total                                                  7,667,637            7,661,742         7,121,071
                                                                 ---------------------------------------------------

Net income                                                        $2,139,000            4,981,000         2,138,000
                                                                 ---------------------------------------------------

Per common share amount                                                $0.28                 0.65              0.30
                                                                 ===================================================
Fully diluted earnings per common share:
 Average common shares outstanding                                 7,640,981            7,639,646         7,068,651
 Shares assumed to be repurchased under the
  treasury stock method at the average market
  prices of $10.321, $9.302, and $13.043, respectively (1)            26,656               22,096            52,500
                                                                 ---------------------------------------------------

             Total                                                 7,667,637            7,661,742         7,121,151
                                                                 ---------------------------------------------------
Net income                                                        $2,139,000            4,981,000         2,138,000
                                                                 ---------------------------------------------------
Per common share amount                                                $0.28                 0.65              0.30
                                                                 ===================================================

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(1)     Earnings per share are computed based upon the weighted average number of common stock and common stock market equivalents outstanding during each year.